Exhibit 99.1

Inception Growth Acquisition Limited Announces Adjournment of the Special Meeting to August 8, 2025 and Extension of Redemption Deadline

New York, July 28, 2025 (GLOBE NEWSWIRE) -- On July 25, 2025, Inception Growth Acquisition Limited (the “Company”), a blank check company, previously announced that it convened its special meeting (“Special Meeting”) and immediately adjourned the Special Meeting, without conducting any business, to August 8, 2025. The Special Meeting was adjourned as to all of the proposals contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on May 27, 2025, as supplemented by the supplement to the definitive proxy statement on June 26, 2025 (the “Proxy Statement”), including the proposal to approve the proposed business combination with AgileAlgo Holdings Ltd.

Redemption Deadline Extended

The Company would like to further clarify that as a result of the adjournment, the deadline for delivery of redemption requests from the Company’s stockholders in connection with the proposed business combination has been extended from July 23, 2025 (two business days before the prior scheduled July 25, 2025 Special Meeting) to August 6, 2025 (two business days before the adjourned August 8, 2025 Special Meeting). Stockholders who have already submitted redemption requests may revoke such requests prior to the new deadline in accordance with the procedures described in the Proxy Statement.

Adjourned Meeting

As a result of the adjournment, the Special Meeting will now be held at 10:00 AM Hong Kong Time on August 8, 2025, and virtually via teleconference using the following dial-in information:

US Toll Free	+1 866 213 0992
Hong Kong Toll	+852 2112 1888
Participant Passcode	2910077#

The record date for determining the Company stockholders entitled to receive notice of and to vote at the Special Meeting remains the close of business on May 27, 2025 (the “Record Date”). Stockholders as of the Record Date are eligible to vote, even if they have subsequently sold their shares.

The Company’s stockholders who have questions regarding the adjournment, or the Special Meeting, or would like to request documents may contact the Company’s proxy solicitor, Advantage Proxy, Inc., at (877) 870-8565, or banks and brokers can call (206) 870-8565, or by email at ksmith@advantageproxy.com.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. In addition, stockholders who have already submitted a redemption request with respect to the shares held by them may withdraw such request by contacting our transfer agent. If you would like to change or revoke your prior vote on any proposal, or reverse a redemption request, please refer to the Proxy Statement for additional information on how to do so.

If you have already submitted a proxy and do not wish to change your vote, you need not take any further action. If you have submitted a proxy and wish to change your vote, you may revoke your proxy at any time before it is exercised at the Special Meeting as provided in the Original Proxy Statement. Please note, however, that if your shares are held in street name by a broker or other nominee and you wish to revoke a proxy, you must contact the broker or nominee to revoke any prior voting instructions.

About Inception Growth Acquisition Limited

Inception Growth Acquisition Limited is a blank check company incorporated under the laws of Delaware whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including but not limited to the date of the Special Meeting, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

On May 27, 2025, the Company filed a definitive proxy statement, and on June 26, 2025, the Company filed a supplement to the definitive proxy statement with the SEC in connection with its solicitation of proxies for the Special Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE SUPPLEMENT, THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by contacting the Company’s proxy solicitor.

Participants in the Solicitation

The Company and its respective directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Special Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement. You may obtain free copies of these documents using the sources indicated above.

Contact

Inception Growth Acquisition Limited
Investor Relationship Department
(315) 636-6638